UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013 (September 23, 2013)

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding the financing arrangement entered into in connection with the described acquisition is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 24, 2013, Trade Street Residential, Inc. (the “Company”), through its operating partnership, Trade Street Operating Partnership, LP, completed the purchase of 100% of the membership interests of Fountains at Newbern Station, LLC, a North Carolina limited liability company (the “LLC”), which owns Fountains Southend, a recently constructed 208-unit apartment community located in Charlotte, North Carolina (the “Property”). The Property began leasing in June 2013 and was 96% occupied at closing. The acquisition was made pursuant to a purchase and sale agreement with unrelated third parties, Proffitt Dixon Partners, LLC, Newbern Station Holdings, LLC, the LLC, and the individual members of the LLC.

The Company funded the acquisition with a six month interim loan, dated September 23, 2013, from NXT Capital, LLC in the amount of $30.0 million. The loan bears interest at one-month LIBOR plus 4.75% with a floor of 5.75% and requires monthly payments of interest only. The loan matures on March 24, 2014 and requires the payment of a $150,000 fee payable at maturity. The Company has the option to extend the term of the loan for an additional three months subject to certain terms and conditions.

The loan documents contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. The loan may be prepaid in whole, but not in part, during the first four months of the loan term, upon notice and payment of an exit fee equal to the sum of (a) $150,000 plus (b) the difference between $580,000 and the interest actually paid to the lender for a prepayment during the first four months of the loan term. The exit fee is $150,000 for a prepayment during month five of the loan term or thereafter.

The foregoing description of the terms of the loan documents does not purport to be complete and is qualified in its entirety by reference to the full text of the loan agreement and promissory note, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding the financing arrangement entered into in connection with the described acquisition is incorporated herein by reference.

Item 9.01. Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements that are required to be filed in connection with the acquisition of Fountains Southend, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed in connection with the acquisition of Fountains Southend, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan Agreement between TS New Bern, LLC and NXT Capital, LLC, dated September 23, 2013

10.2	Promissory Note by TS New Bern, LLC to NXT Capital, LLC, dated September 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: September 27, 2013	By:	/s/ Michael Baumann
Michael Baumann
Chairman and Chief Executive Officer